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Exhibit 32.01

STATEMENT OF CHIEF EXECUTIVE OFFICER
OF MOVE, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the report on Form 10-K of Move, Inc. (the "Company") for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Steven H. Berkowitz, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN H. BERKOWITZ Steven H. Berkowitz Chief Executive Officer Move, Inc. Date: February 22, 2013

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Move, Inc. and will be retained by Move, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.01
STATEMENT OF CHIEF EXECUTIVE OFFICER OF MOVE, INC. PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002